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                                                                     EXHIBIT 1.2


                             PURCHASE AGREEMENT FOR
                 CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2034


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                             ROPER INDUSTRIES, INC.


                            (a Delaware corporation)


                 Convertible Senior Subordinated Notes due 2034






                               PURCHASE AGREEMENT






Dated:  December 22, 2003




===============================================================================



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                                                                  EXECUTION COPY

                             ROPER INDUSTRIES, INC.

                            (a Delaware corporation)

                            $506,304,000 at Maturity

                 Convertible Senior Subordinated Notes due 2034


                               PURCHASE AGREEMENT

                                                               December 22, 2003


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
               Incorporated
Banc One Capital Markets, Inc.
Robert W. Baird & Co. Incorporated
McDonald Investments Inc., a KeyCorp Company
SunTrust Capital Markets, Inc.
      as Representatives of the several Underwriters

c/o    Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated
4 World Financial Center
New York, New York  10080

Ladies and Gentlemen:

         Roper Industries, Inc., a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") Banc One Capital Markets, Inc., Robert W. Baird & Co. Incorporated, McDonald Investments Inc., a KeyCorp Company and SunTrust Capital Markets, Inc., and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Banc One Capital Markets, Inc., Robert W. Baird & Co. Incorporated, McDonald Investments Inc., a KeyCorp Company and SunTrust Capital Markets, Inc. are acting as representatives (in such capacity, the "Representatives"), with respect to (i) the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts at maturity set forth in said Schedule A of $506,304,000 aggregate principal amount at maturity of the Company's Convertible Senior Subordinated Notes due 2034 (the "Convertible Notes"), and (ii) with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of an additional $75,945,000 principal amount at maturity of Convertible Notes to cover overallotments, if any. The aforesaid $506,304,000 principal amount at maturity of Convertible Notes (the "Initial Securities") to be purchased by the Underwriters and all or any part of the $75,945,000 principal amount at maturity of Convertible Notes subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities."


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The Securities are to be issued pursuant to the first supplemental indenture dated as of December 29, 2003 to the indenture dated as of November 28, 2003 (the indenture as so supplemented, the "Indenture") between the Company and SunTrust Bank, as trustee (the "Trustee"). Notes issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company ("DTC") pursuant to a letter agreement, to be dated prior to the First Delivery Date (as defined in Section 2(b)) (the "DTC Agreement"), between the Company and DTC.

         The Securities are convertible into shares of common stock, par value $0.01 per share, of the Company (the "Underlying Common Stock") in accordance with the terms of the Securities and the Indenture, at the initial conversion price specified in Schedule B hereto.

         The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered. The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act").

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-110491), for the registration of debt securities, common stock, stock purchase contracts and equity units (including the Securities and the Underlying Common Stock) under the Securities Act of 1933 (the "1933 Act"). Such registration statement was declared effective by the Commission on December 1, 2003. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the 1933 Act (the "1933 Act Regulations"), including all documents incorporated or deemed incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A (the "Rule 430A Information") under the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act") is called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The Company has prepared and filed with the Commission a preliminary prospectus supplement relating to the Securities together with the prospectus included in the Registration Statement at the time it was declared effective (collectively, together with all documents incorporated or deemed incorporated therein by reference, the "preliminary prospectus"). Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus supplement relating to the Securities together with the prospectus included in the Registration Statement at the time it was declared effective, in accordance with the provisions of Rule 424(b) of the 1933 Act. Such final prospectus supplement and prospectus in the form first furnished to the Underwriters to confirm sales of the Securities, together with all documents incorporated by reference therein pursuant to the 1933 Act or the 1934 Act, is herein called the "Prospectus." For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or


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supplements to the Registration Statement, any preliminary prospectus or the
Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act"), which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

         The Securities are being issued in connection with the Company's redemption of its outstanding senior notes. The Company has also entered into a purchase agreement dated as of December 22, 2003 (the "Common Stock Purchase Agreement") with a group of underwriters in connection with the sale of 4,200,000 shares of common stock (the "Common Stock"), with an option to purchase all or any part of 630,000 additional shares of Common Stock to cover overallotments, if any. The Company also intends to enter into $625.0 million principal amount of senior secured credit facilities in connection with the Neptune Acquisition (the "New Senior Secured Credit Facilities") by and among the Company, the other credit parties party thereto, JP Morgan Chase Bank as administrative agent, Wachovia Bank National Association as syndication agent, Merrill Lynch Capital Corporation as documentation agent and the lenders party thereto. The Company intends to use all of the proceeds from the sale of the Securities to redeem its outstanding senior notes. The Company intends to use the proceeds from the Common Stock offering together with borrowings under the New Senior Secured Credit Facilities to pay for the Neptune acquisition and the cash portion of the DAP Technologies acquisition, repay the Company's existing revolving credit facility and pay related fees and expenses.

         SECTION 1. Representations and Warranties.

         (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

                  (i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act and has complied with the requirements of Rule 415 with respect to the Registration Statement. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                  At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the date hereof (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations") and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are


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         purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

                  Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), at the time they were or are filed, they did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (iii) Independent Accountants. PricewaterhouseCoopers LLP, who certified the financial statements and supporting schedules included in the Registration Statement, is an independent public accountant with respect to the Company as required by the 1933 Act and the 1933 Act Regulations. PricewaterhouseCoopers LLP has not provided to the Company or its subsidiaries any non-audit services, the provision of which is prohibited by applicable law or accounting standards. To the knowledge of the Company, PricewaterhouseCoopers LLP, who certified Neptune's financial statements included in the Registration Statement, is an independent public accountant with respect to Neptune as required by the 1933 Act and the 1933 Act Regulations.

                  (iv) Financial Statements. The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. To the knowledge of the Company, the financial statements of Neptune included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of Neptune and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of Neptune and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus


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         present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and in the Company's opinion the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions referred to therein.

                  (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular dividends on the Common Stock in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing could not reasonably be expected to result in a Material Adverse Effect.

                  (vii) Good Standing of Subsidiaries. Each subsidiary of the Company over which the Company controls a majority of the vote or has a majority of the economic interest has been duly organized and is validly existing as a corporation, partnership or limited liability company (or the equivalent concept in a foreign jurisdiction) in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation, partnership or limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing could not reasonably be expected to result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock, limited partnership interests or membership interests of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock, limited partnership interests or membership interests of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary.


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                  (viii)   Capitalization. The authorized, issued and
         outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" as of the date shown in the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

                  (ix) Power and Authority. The Company has all requisite corporate or such other similar power and authority to enter into and perform its obligations under this Agreement, the Indenture, the Securities, the Underlying Common Stock, the New Senior Secured Credit Facilities, the DTC Agreement and the Stock Purchase Agreement, in each case to the extent a party thereto, and to consummate all the transactions in connection therewith as contemplated in the Registration Statement and the Prospectus.

                  (x) Authorization of Agreement. This Agreement has been duly authorized, executed, and delivered by the Company.

                  (xi) Authorization of the Indenture. The Indenture has been duly authorized by the Company and duly qualified under the 1939 Act and, when duly executed and delivered by the Company and the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                  (xii) Authorization of the Securities. The Securities have been duly authorized and, at the Closing Time, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

                  (xiii) Authorization and Description of the Underlying Common Stock. The Underlying Common Stock conforms to all statements relating thereto contained or incorporated by reference in the Prospectus. Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities will be convertible at the option of the holder thereof for shares of Underlying Common Stock in accordance with the terms of the Securities and the Indenture; the shares of Underlying Common Stock issuable upon conversion of the Securities have been duly authorized and reserved


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         for issuance upon such conversion by all necessary corporate action and such shares, when issued upon such conversion, will be validly issued and will be fully paid and non-assessable; no holder of such shares will be subject to debts or liabilities of the Company by reason of being such a holder; and the issuance of such shares upon such conversion will not be subject to the preemptive or other similar rights of any securityholder of the Company.

                  (xiv) Authorization of the Stock Purchase Agreement. The Stock Purchase Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally and the effect of general principles of equity.

                  (xv) Authorization of the New Senior Secured Credit Facilities. The New Senior Secured Credit Facilities have been authorized by the Company and, when executed and delivered by the Company, will constitute valid and binding agreements of the Company enforceable against the Company in accordance with their terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.

                  (xvi) Description of the Securities, the Indenture, the New Senior Secured Credit Facilities and the Stock Purchase Agreement. The Securities, the Indenture, the New Senior Secured Credit Facilities and the Stock Purchase Agreement will conform in all material respects to the respective statements relating thereto contained in the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

                  (xvii) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that could not reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture, the New Senior Secured Credit Facilities, the DTC Agreement and the Stock Purchase Agreement and the consummation of the transactions contemplated herein and therein and in the Registration Statement after giving pro forma effect to all such transactions collectively (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds" and the issuance of the shares of Underlying Common Stock issuable upon conversion of the Securities) and compliance by the Company with its obligations hereunder and under the Indenture and the Securities have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for


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         such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that, singly or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation (except for such violations that, singly or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect) of the provisions of the charter or by-laws of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

                  (xviii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, could reasonably be expected to result in a Material Adverse Effect.

                  (xix) Absence of Proceedings. Except as disclosed in the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which, singly or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or which, singly or in the aggregate, could reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder.

                  (xx) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, except where the failure to own or have the right to use could not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

                  (xxi) Stabilization or Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the

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         Company to facilitate the sale or resale of the Securities or the
         Underlying Common Stock. The Company has not distributed and, prior to the later to occur of (i) the Closing Time and (ii) completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the preliminary or final prospectus, if any, permitted by the 1933 Act and approved by the Representatives.

                  (xxii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder, the issuance of shares of Underlying Common Stock upon conversion of the Securities, the consummation of the transactions contemplated by this Agreement or for the due execution, delivery or performance of this Agreement, the Indenture, the DTC Agreement, the New Senior Secured Credit Facilities or the Stock Purchase Agreement by the Company, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws and except for the qualification of the Indenture under the 1939 Act.

                  (xxiii) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess could not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply could not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect could not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Effect.

                  (xxiv) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all material personal property owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under such material lease or sublease, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such material lease or sublease.

                  (xxv) Tax Returns. All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed, except where the failure to file such returns could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, federal, state, local or other law except insofar as the failure to file such returns could not reasonably be expected to result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and by appropriate proceedings and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of all federal, state, local and foreign tax liabilities of the Company and its subsidiaries for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that could not reasonably be expected to result in a Material Adverse Effect.

                  (xxvi) Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts, containing such deductibles and covering such risks as commercially prudent under the circumstances, except where the failure to do so could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, and all such insurance is in full force and effect.

                  (xxvii) Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company on the one hand, and any former or current director, officer, stockholder, customer or supplier of any of them, on the other hand, which is required by the 1933 Act or by the rules and regulations enacted thereunder to be described in the Registration Statement or the Prospectus which is not so described or is not described as required.

                  (xxviii) Suppliers. No contract manufacturer or supplier of merchandise to the Company or any of its subsidiaries has ceased shipments of merchandise to the Company or any of its subsidiaries since September 30, 2003, other than in the normal and ordinary course of business consistent with past practices, which cessation could not reasonably be expected to result in a Material Adverse Effect.

                  (xxix) Accounting Controls. The Company and its consolidated subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's authorization;
         (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; (E) material information relating to the Company and its consolidated subsidiaries is promptly made known to the officers responsible for establishing and maintaining the system of internal accounting controls; and (F) any significant deficiencies or weaknesses in the design or operation of internal accounting controls which could adversely affect the Company's ability to record, process, summarize and report financial data, and any fraud whether or not material that involves management or other employees who have a significant role in internal controls, are adequately and promptly disclosed to the Company's independent auditors and the audit committee of the Company's board of directors.

                  (xxx) Disclosure Controls. The Company and its consolidated subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission's rules and forms, and is accumulated and communicated to the Company's management, including its principal executive officer or officers and principal financial officer or officers, as appropriate to allow timely decisions regarding disclosure.

                  (xxxi) Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act").

                  (xxxii) Environmental Laws. Except as described in the Registration Statement and except as could not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products or asbestos-containing materials (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements,
         (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

                  (xxxiii) Stock Purchase Agreement. To the knowledge of the Company, the representations and warranties of Neptune contained in the Stock Purchase Agreement are true and correct in all material respects. All consents from third parties and government entities necessary to consummate the Neptune Acquisition have been obtained.

                  (xxxiv) Tax Treatment of Convertible Notes. The Company believes, based on the advice of its tax counsel, that the Convertible Notes will be treated as indebtedness for U.S. federal income tax purposes and will be subject to U.S. Treasury regulations section 1.1275-4(b).

                  (xxxv) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement.

         (b) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

         SECTION 2. Sale and Delivery to Underwriters; Closing.

         (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule B, the aggregate principal amount at maturity of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional aggregate principal amount at maturity of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

         (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional $75,945,000 principal amount at maturity of Securities at the same price set forth in Schedule B for the Initial Securities, plus accrued interest, if any, from the Closing Date to the Date of Delivery (as defined below). The option hereby granted will expire 13 days after the date of the issuance of the Initial Securities and may be exercised in whole or in part from time to time only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by Merrill Lynch to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities, which shall be no earlier than two business days following the date on which the Company receives such notice or as otherwise agreed to by the parties hereto. Subject to the foregoing, any such time and date of delivery (a "Date of Delivery") shall be determined by Merrill Lynch, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the aggregate principal amount at maturity of Option Securities then being purchased which the aggregate principal amount at maturity of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the aggregate principal amount of Initial Securities.

         (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of King & Spalding LLP, 191 Peachtree Street, Atlanta, GA 30303, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern time) on December 29, 2003 (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called "Closing Time").

         In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

         Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives, through the facilities of the DTC, for the respective accounts of the Underwriters of the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

         SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

                  (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A and will notify the Representatives immediately (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus, in each case relating to the Securities, shall have been filed, (ii) of the receipt of any comments from the Commission relating to the Prospectus or the Registration Statement,
         (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will effect the filings of the preliminary prospectus and the Prospectus as necessary pursuant to Rule 424(b) in compliance with such rule. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                  (b) Filing of Amendments. Until the end of the period during which a Prospectus is required to be delivered under the 1933 Act in connection with the offering of Securities, the Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, but in either case only to the extent that such amendment, supplement or revision relates to the Securities to be sold hereunder, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object. This subsection (b) shall not apply to regular filings of periodic or current reports pursuant to the 1934 Act.

                  (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto relating to the Securities (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto relating to the Securities (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act Regulations and the 1939 Act and the 1939 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

                  (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities and the shares of Underlying Common Stock issuable upon conversion of Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will also supply the Underwriters with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as the Underwriters may request.

                  (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

                  (h) Reservation of Securities. The Company will reserve and keep available at all times, free of preemptive or other similar rights, a sufficient number of shares of common stock, for the purpose of enabling the Company to satisfy any obligations to issue such Underlying Common Stock upon conversion of the Securities.

                  (i) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

                  (j) Rating of Securities. The Company shall take all reasonable action necessary to enable Standard & Poor's Rating Services, a division of McGraw Hill, Inc. ("S&P"), and Moody's Investors Service, Inc. ("Moody's"), to provide the credit ratings of the Securities.

                  (k) Listing. The Company will use its best efforts to effect the listing of the Underlying Common Stock issuable upon conversion of the Securities on the New York Stock Exchange.

                  (l) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, any debt securities of the Company.

                  (m) Restriction on Sale of Underlying Common Stock. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Underlying Common Stock or any securities convertible into or exercisable or exchangeable for Underlying Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Underlying Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Underlying Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Underlying Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Underlying Common Stock issued or options to purchase Underlying Common Stock granted pursuant to existing employee or director benefit plans of the Company referred to in the Prospectus and registrations in connection with the such issuances of grants, (D) any shares of Common Stock sold pursuant to the Common Stock Purchase Agreement, (E) issuances of Underlying Common Stock pursuant to any rights plan or any shares of Underlying Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan or any related registration, (F) issuances of Underlying Common Stock in connection with strategic or other significant investments in which the purchaser agrees to be bound for any remaining portion of such 90 day period on the above terms or (G) any shares of Underlying Common Stock issued in any business combination and registrations related thereto so long as the recipient agrees to be bound for any remaining portion of such 90 day period on the above terms.

                  (n) DTC Clearance. The Company will use its best efforts in cooperation with the Underwriters to permit the Securities to be eligible for clearance and settlement through DTC.

                  (o) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

         SECTION 4. Payment of Expenses. (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities or the issuance or delivery of the Underlying Common Stock issuable upon conversion thereof, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, if any, and the certificates for the Underlying Common Stock issuable upon conversion thereof, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities and the Underlying Common Stock under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities,
(ix) the fees and expenses of any transfer agent or registrar for the Underlying Common Stock, (x) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show (xi) any fees payable in connection with the rating of the Securities, and (xi) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities and the fees and expenses incurred in connection with the listing of the Underlying Common Stock issuable upon conversion of the Securities on the New York Stock Exchange and (xiii) the fees and expenses provided for in the Engagement Letter dated as of October 21, 2003 by and among the Company and Merrill Lynch, Pierce Fenner & Smith Incorporated, J. P. Morgan Securities, Inc. and Wachovia Capital Markets, LLC.

         (b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

         SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

                  (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, shall remain effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.

                  (b) Opinion of Counsel for Company. At Closing Time, the Representatives shall have received the opinion, dated as of Closing Time, of King & Spalding LLP, counsel for the Company, in the form attached hereto as Exhibit A. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

                  (c) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters set forth in clauses (i), (vi), (vii), (viii), (xii), (xiii),
         (xvi) (solely as to the information in the Prospectus under "Description of Notes") and the paragraph immediately preceding the penultimate paragraph of Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

                  (d) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise or Neptune together with its subsidiaries taken as a whole, as the case may be, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Company signed by the President or a Vice President of the Company and by the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change,
         (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

                  (e) Accountant's Comfort Letters. At the time of the execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP letters dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letters for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus of the Company and Neptune.

                  (f) Bring-down Comfort Letters. At Closing Time, the Representatives shall have received from PricewaterhouseCoopers LLP letters, dated as of Closing Time, to the effect that they reaffirm the statements made in the letters furnished pursuant to subsection (e) of this Section with respect to the Company and Neptune, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

                  (g) Maintenance of Rating. At Closing Time, the Securities shall be rated at least B1 by Moody's Investor's Service Inc. and BB- by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., and the Company shall have delivered to the Representatives a letter dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company's other securities.

                  (h) Approval of Listing. At Closing Time, the Securities and the Underlying Common Stock issuable on conversion thereof shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

                  (i) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

                  (j) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit B-1 and B-2 hereto signed by the persons listed on Schedule C hereto.

                  (k) No Material Changes to Stock Purchase Agreement. At Closing Time, there shall not have been any material amendments, waivers, or modifications to the Stock Purchase Agreement.

                  (l) Chief Financial Officer's Certificate. At the Closing Time, the Underwriters shall have received certificates of the Chief Financial Officer of the Company with respect to the Company's financial statements and certain financial information of the Company and its consolidated subsidiaries, in the form of Exhibit C attached hereto.

                  (m) Closing of the Neptune Acquisition, the New Senior Secured Credit Facilities and Common Stock Sale. At Closing Time, the Neptune Acquisition and the New Senior Secured Credit Facilities shall have all closed on substantially the terms set forth in the Registration Statement.

                  (n) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

                  (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the Company signed by its President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

                  (ii) Opinion of Counsel for Company. The opinion of King & Spalding LLP, counsel for the Company dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

                  (iii) Opinion of Counsel for Underwriters. The favorable opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

                  (iv) Bring-down Comfort Letters. Letters from PricewaterhouseCoopers LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letters furnished to the Representatives pursuant to Section 5(f) hereof, except that the "specified date" in the letters furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

                  (v) No Downgrading. Subsequent to the date of this Agreement, no downgrading shall have occurred in the rating accorded the Securities or of any of the Company's other securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review its ratings of any of the Company's securities.

                  (o) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

                  (p) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

         SECTION 6. Indemnification.

         (a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an "Affiliate"), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto in connection with the offering of the Securities), including the Rule 430A Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

                  (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

         provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) and provided, further, that the Company will not be liable to any of the Underwriters with respect to the Prospectus to the extent that the Company shall sustain the burden of proving that any such loss, liability, claim, damage or expense resulted from the fact that such Underwriter, in contravention of a requirement of this Agreement or applicable law, sold Securities to a person to whom such Underwriter failed to send or give, at or prior to the Closing Time, a copy of the final prospectus, as then amended or supplemented if the Company has previously furnished copies thereof (sufficiently in advance of the Closing Time to allow for distribution by the Closing Time) to the Underwriters and the loss, liability, claim, damage or expense of such Underwriter resulted from an untrue statement or omission of a material fact contained in or omitted from the preliminary prospectus which was corrected in the final prospectus as, if applicable, amended or supplemented prior to the Closing Time.

         (b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action and may assume the defense thereof with counsel satisfactory to such indemnified party, and shall pay the fees and expenses of such counsel; provided, however,
(i) if the indemnifying party fails to assume such defense in a timely manner or
(ii) if there exists or is reasonably likely to exist in the opinion of the indemnified party a conflict of interest or different defenses that would make it inappropriate in the judgment of such indemnified party for the same counsel to represent both the indemnified party and the indemnifying party, then such indemnified party shall be entitled to retain its own counsel at the expense of the indemnifying party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

         The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter's Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount at maturity of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

         SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.

         SECTION 9. Termination of Agreement.

         (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

         (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

         SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

                  (i) if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount at maturity of the Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                  (ii) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount at maturity of the Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either (i) the Representatives or (ii) the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

         SECTION 11. Tax Disclosure. Notwithstanding any other provision of this Agreement, from the commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the U.S. Code and the Treasury Regulations promulgated thereunder) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.

         SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at 4 World Financial Center, New York, New York 10080, attention of Mitch Theiss with a copy to Valerie Ford Jacob at Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, and notices to the Company shall be directed to it at 2160 Satellite Blvd., Suite 200, Duluth, GA 30097, attention of Martin Headley with a copy to Mary Bernard at King & Spalding LLP, 1185 Avenue of the Americas, New York, NY 10036.

         SECTION 13. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         SECTION 15. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         SECTION 16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         SECTION 17. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                             Very truly yours,

                                             ROPER INDUSTRIES, INC.



                                             By /s/ Martin S. Headley
                                               -------------------------------
                                                 Title: Vice President and
                                                        Chief Financial
                                                        Officer


CONFIRMED AND ACCEPTED,
         as of the date first above written:


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                              INCORPORATED
BANC ONE CAPITAL MARKETS, INC.
ROBERT W. BAIRD & CO. INCORPORATED
McDONALD INVESTMENTS INC., a KEYCORP COMPANY
SUNTRUST CAPITAL MARKETS, INC.
By: MERRILL LYNCH, PIERCE, FENNER & SMITH

                            INCORPORATED


By /s/ Bharani P. Bobba
  --------------------------------------------
             Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

                                   SCHEDULE A


                                                                     Principal
                                                                     Amount of
                                                                   Securities at
           Name of Underwriter                                        Maturity
           -------------------                                     -------------
Merrill Lynch, Pierce, Fenner & Smith ..................             425,295,000
              Incorporated
Banc One Capital Markets, Inc. .........................              25,315,000
Robert W. Baird & Co. Incorporated .....................              15,190,000
McDonald Investments Inc., a KeyCorp Company ...........              20,252,000
SunTrust Capital Markets, Inc. .........................              20,252,000





                                                                    ------------

Total ..................................................            $506,304,000
                                                                    ============



                                    Sch A - 1

                                   SCHEDULE B

                             ROPER INDUSTRIES, INC.

                 Convertible Senior Subordinated Notes due 2034

         1. The initial public offering price of the Securities shall be 39.502% of the principal amount at maturity thereof, plus accrued interest, if any, from the date of issuance.

         2. The purchase price to be paid by the Underwriters for the Initial Securities shall be 38.6132% of the principal amount at maturity thereof.

         3. The yield to maturity on the Securities shall be 3 3/4% per annum.

         4. The Securities shall be convertible into shares of common stock, par value $0.01 per share, of the Company at an initial conversion price of $63.60 per share (equivalent to a conversion rate of 6.2110 shares per $1,000 principal amount at maturity of Securities or per $395.02 initial accreted value of Securities).



                                    Sch B - 1

                                   SCHEDULE C

                          [List of persons and entities
                               subject to lock-up]

Exhibit B-1

Brian D. Jellison
Derrick N. Key

Exhibit B-2

Nigel W. Crocker
Shanler D. Cronk
Martin S. Headley
C. Thomas O'Grady
W. Lawrence Banks
Donald G. Calder
David W. Devonshire
John F. Fort III
Wilbur J. Prezzano
Georg Graf Schall-Riaucour
Eriberto R. Scocimara
Christopher Wright

                                                                      Exhibit A

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
               Incorporated
Banc One Capital Markets, Inc.
Robert W. Baird & Co. Incorporated
McDonald Investments Inc., a Key Corporation Company
SunTrust Capital Markets, Inc.
   As representatives of the several Underwriters named on Schedule A to the Purchase Agreement
World Financial Center
North Tower, 10th Floor
New York, New York 10281-1310

         RE: Roper Industries, Inc., $582,249,000 Aggregate Principal Amount at Maturity of Senior Subordinated Convertible Notes due 2034

Ladies and Gentlemen:

                  We have acted as counsel for Roper Industries, Inc., a Delaware corporation (the "Company"), in connection with the offering of securities by the Company described below. We are delivering this opinion to you pursuant to Section 5(b) of the Purchase Agreement dated December 22, 2003 (the "Purchase Agreement"), among the Company and the several underwriters named in Schedule A thereto (the "Underwriters"), which provides for the purchase by the Underwriters of $582,249,000 aggregate principal amount at maturity of the Company's Senior Subordinated Convertible Notes due 2034 (the "Securities"), to be issued under the indenture dated as of November 28, 2003 (the "Base Indenture"), as supplemented by the First Supplemental Indenture dated as of December 29, 2003 (the "Supplemental Indenture" and, together with the Base Indenture, the "Indenture"), each between the Company and SunTrust Bank, as trustee (the "Trustee"). Unless otherwise indicated in this opinion, all capitalized terms used in this opinion and not otherwise defined herein shall have the same meanings as in the Purchase Agreement.

                  In our capacity as such counsel, we have reviewed (i) signed copies of the registration statement on Form S-3 (Registration No. 333-110491) filed by the Company with the Commission on November 28, 2003, as it became effective under the 1933 Act (the "Registration Statement") and the related registration statement on Form S-3 (Registration No. 333-111472) filed by the Company pursuant to Rule 462(b) promulgated under the 1933 Act (together with the Registration Statement, the "Registration Statements"), (ii) the prospectus dated December 1, 2003, as supplemented by the prospectus supplement dated December 29, 2003, filed pursuant to Rule 424(b) promulgated under the 1933 Act (the "Prospectus"), (iii) the

Purchase Agreement, (iv) the Base Indenture, (v) the Supplemental Indenture,
(vi) specimen forms of the Securities and (vii) the Credit Agreement dated as of December 29, 2003, among the Company, certain foreign subsidiaries of the Company, the several banks and other financial institutions named therein, Merrill Lynch Capital Corporation, as documentation agent, Wachovia Bank, National Association, as syndication agent, and JPMorgan Chase Bank, as administrative agent (the "Credit Agreement").

                  We have reviewed such matters of law and examined original, certified, conformed or photographic copies of such other documents, records, agreements and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed. In such review, we have assumed the genuineness of signatures on all documents submitted to us as originals and the conformity to original documents of all copies submitted to us as certified, conformed or photographic copies. We have relied, as to the matters set forth therein, on certificates of public officials.

                  As to certain matters of fact material to this opinion, we have relied to the extent we deemed appropriate, without independent verification, upon (i) certificates of officers of the Company and (ii) the representations and warranties of the Company contained in the Purchase Agreement. Whenever our opinion with respect to any matter is stated to be given "to our knowledge" such qualification confirms that, no information has come to the attention of any attorney in this firm who is involved in representing the Company on substantive legal matters that would give such attorney actual current awareness of the existence or absence of such matter.

                  This opinion is limited in all respects to the federal laws of the United States of America, the laws of the State of New York and the Delaware General Corporation Law, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect that such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

                  Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

                  (i) The Company is validly existing as a corporation in good standing under the laws of the State of Delaware.

                  (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement.

                  (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each of the jurisdictions set forth in Annex A to this opinion.

                  (iv) The authorized, issued and outstanding capital stock of the Company as of September 30, 2003 was as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for any subsequent conversion of the Securities in accordance with their terms, any subsequent issuances pursuant to offerings, reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of options referred to in the Prospectus).

                  (v) Each of the Subsidiaries of the Company listed on Annex B is validly existing as a corporation, limited liability company or limited partnership (as applicable) in good standing under the laws of the State if Delaware, and has corporate, limited liability or partnership power and authority to own, lease and operate its properties and to conduct its business as currently conducted.

                  (vi) The Purchase Agreement has been duly authorized, executed and delivered by the Company.

                  (vii) Each of the Base Indenture and the Supplemental Indenture have been duly authorized, executed and delivered by the Company and, assuming that the Trustee has duly authorized, executed and delivered the Base Indenture and the Supplemental Indenture and has otherwise satisfied all legal requirements applicable to it to the extent necessary to make the Base Indenture and the Supplemental Indenture enforceable against it, each of the Base Indenture and the Supplemental Indenture constitute valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally, and the effects of general principles of equity. The Indenture has been duly qualified under the 1939 Act.

                  (viii) The issuance, execution and delivery of the Securities have been duly authorized by the Company. The Securities when duly executed and delivered by the Company and duly authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Purchase Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally, and the effects of general principles of equity.

                  (ix) Upon issuance and delivery of the Securities in accordance with the Purchase Agreement and the Indenture, the Securities shall be convertible at the option of the holder thereof for shares of Common Stock in accordance with the terms of the Securities and the Indenture.

                  (x) The shares of Common Stock initially issuable upon conversion of the Securities have been duly authorized and reserved for issuance and are free of any statutory preemptive, or, to our knowledge, similar contractual rights that will entitle any person to acquire any Securities upon issuance thereof by the Company, and, if and when issued upon due conversion of the Securities in accordance with the terms of the Indenture and the Securities, will be validly issued and fully paid and non-assessable.

                  (xi) The Securities and the Indenture conform in all material respects to the descriptions thereof contained in the Prospectus.

                  (xii) The Registration Statements have been declared or become effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to our knowledge, no stop order suspending the effectiveness of the Registration Statements has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

                  (xiii) At the time the Registration Statements became effective, and for the Prospectus, at the date thereof, the Registration Statements and the Prospectus (other than the financial statements and notes thereto, the financial statement schedules and the other financial data included therein, as to which we express no belief), excluding the documents incorporated by reference therein, complied as to form in all material respects with the requirements of the 1933 Act and the applicable 1933 Act Regulations.

                  (xiv) The documents incorporated by reference in the Prospectus (other than the financial statements and notes thereto, the financial statement schedules and the other financial data included or incorporated by reference therein, as to which we express no belief), when they were filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the applicable 1934 Act Regulations.

                  (xv) To our knowledge, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or threatened against or affecting the Company or any subsidiary, or any material property of the Company, that is required to be disclosed in the Prospectus (other than as disclosed therein) or that could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by the Purchase Agreement or the performance by the Company of its obligations thereunder.

                  (xvi) The information in the Prospectus under "Description of Common Stock," "Description of Notes," and "Certain United States Federal Income Tax Considerations" to the extent such information constitutes summaries of matters of law or legal conclusions, presents fairly the information required to be disclosed therein and fairly summarizes in all material respects such matters of law or legal conclusions.

                  (xvii) To our knowledge, there are no contracts or documents of the Company which are required to be filed as exhibits to the Registration Statements which have not been so filed as exhibits as required.

                  (xviii) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states and except for the qualification of the Indenture under the 1939 Act, as to which we express no opinion) is required to be made by the Company in connection with the authorization, execution and delivery of the Purchase Agreement or for the offering, issuance, sale or delivery of the Securities.

                  (xix) The execution, delivery and performance of the Purchase Agreement, the issuance, sale and delivery of the Securities by the Company, and the consummation of the transactions contemplated by the Purchase Agreement (including the use of proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds" and the issuance of shares of Common Stock issuable upon conversion of the Securities) and the compliance by the Company with its obligations under the Purchase Agreement and the Indenture: (a) do not and will not result in a breach of any of the terms or provisions of, or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of, the Credit Agreement or any agreement or instrument of the Company filed or incorporated by reference as an exhibit to the most recent Annual Report on Form 10-K filed by the Company or any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K filed by the Company, except breaches, defaults, liens, charges or encumbrances that could not reasonably be expected to have a Material Adverse Effect, (b) do not and will not result in a violation of any law, rule, regulation, judgment, order, writ or decree known to us to be applicable to the Company, except for violations that could not reasonably be expected to have a Material Adverse Effect, or (c) do not and will not result in any violation of the provisions of the charter or bylaws of the Company.

                  (xx) The Company is not required, and upon the issuance and sale of the Securities as contemplated in the Purchase Agreement and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as an "investment company" under the 1940 Act.

                  In our capacity as counsel for the Company, we have participated in conferences with officers and other representatives of the Company, the independent public accountants for the Company, the representatives of the Underwriters, and counsel to the Underwriters during which the contents of the Registration Statements and the Prospectus and related matters were discussed and, although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statements or the Prospectus (except as set forth in paragraph (xvi) above), on the basis of the information that was developed in the course of the performance of the services referred to above, nothing came to our attention that caused us to believe that the Registration Statements (other than the financial statements and notes thereto, the financial statement schedules and other financial and statistical data included or incorporated by reference therein or omitted therefrom, as to which we express no belief), as of the time it became effective under the Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than the financial statements and notes thereto, the financial statement schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we express no belief), as of the date of the Prospectus or as of the date hereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  This opinion is furnished by us solely for the benefit of the Underwriters in connection with the transaction described herein, and this opinion may not be furnished to or relied upon by any other person or entity for any purpose without our prior written consent.

                  This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein.

                                                     Very truly yours,

                                    ANNEX A

                      FOREIGN QUALIFICATION OF THE COMPANY

Georgia

                                    ANNEX B

                                  SUBSIDIARIES

Abel Pumps, L.P.
Acton Research Corporation
Amot Controls Corporation
Amot/Metrix Investment Company
Antek Instruments L.P.
Compressor Controls Corporation
Cornell Pump Company
Cornell Pump Manufacturing Corporation
Cybor Corporation
Fluid Metering, Inc.
FTI Flow Technology, Inc.
Integrated Designs, L.P.
Media Cybernetics, Inc.
Metrix Instrument Co., L.P.
Molecular Imaging Corporation
Petroleum Analyzer Company L.P.
Redlake MASD, Inc.
Roper Holdings, Inc.
Roper Mex L.P.
Roper Pump Company
Roper Scientific, Inc.
Roper Southeast Asia LLC
Ropintassco Holdings, L.P.
Ropintassco 1, LLC
Ropintassco 2, LLC
Ropintassco 3, LLC
Ropintassco 4, LLC
Ropintassco 5, LLC
Ropintassco 6, LLC
Ropintassco 7, LLC
Struers Inc.
Uson L.P.
Neptune Technology Group Holdings, Inc.
Neptune Technology Group Inc.
DAP Technologies Corp.

                                                                     Exhibit B-1


                                December 22, 2003


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                     INCORPORATED
BANC ONE CAPITAL MARKETS, INC.
ROBERT W. BAIRD & CO. INCORPORATED
MCDONALD INVESTMENTS INC., A KEYCORP COMPANY
SUNTRUST CAPITAL MARKETS, INC.
as Representatives of the several
Underwriters to be named in the
within-mentioned Purchase Agreement

c/o    Merrill Lynch & Co.
       Merrill Lynch, Pierce, Fenner & Smith
                       Incorporated
4 World Financial Center
New York, New York  10080

                  Re:      Proposed Public Offering by Roper Industries, Inc.

Dear Sirs:

         The undersigned, a stockholder and an officer and/or director of Roper Industries, Inc., a Delaware corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Banc One Capital Markets, Inc., Robert W. Baird & Co. Incorporated, McDonald Investments Inc., a KeyCorp Company and SunTrust Capital Markets, Inc. propose to enter into a Purchase Agreement (the "Purchase Agreement") with the Company providing for the public offering of $506.3 million aggregate principal amount at maturity of the Company's Convertible Senior Subordinated Secured Notes (the "Securities"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder and an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of 90 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the "Lock-Up Securities") or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities or any securities convertible into or exchangeable for Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise. This agreement shall not prohibit (1) exercise of options to acquire shares of Common Stock, (2) the disposition or sale of shares of Common Stock as necessary to pay the exercise price for "cashless" option exercises and (3) the disposition or sale of shares of Common Stock as necessary to fund taxes payable upon any such exercise or cashless exercise.



                                             Very truly yours,

                                             Signature:
                                                       -------------------------

                                             Print Name:
                                                        ------------------------

                                                                     Exhibit B-2


                                December 22, 2003


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                     INCORPORATED
BANC ONE CAPITAL MARKETS, INC.
ROBERT W. BAIRD & CO. INCORPORATED
MCDONALD INVESTMENTS INC., A KEYCORP COMPANY
SUNTRUST CAPITAL MARKETS, INC.
as Representatives of the several
Underwriters to be named in the
within-mentioned Purchase Agreement

c/o    Merrill Lynch & Co.
       Merrill Lynch, Pierce, Fenner & Smith
                       Incorporated
4 World Financial Center
New York, New York  10080

                  Re:      Proposed Public Offering by Roper Industries, Inc.

Dear Sirs:

         The undersigned, a stockholder and an officer and/or director of Roper Industries, Inc., a Delaware corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Banc One Capital Markets, Inc., Robert W. Baird & Co. Incorporated, McDonald Investments Inc., a KeyCorp Company and SunTrust Capital Markets, Inc. propose to enter into a Purchase Agreement (the "Purchase Agreement") with the Company providing for the public offering of $506.3 million aggregate principal amount at maturity of the Company's Convertible Senior Subordinated Secured Notes (the "Securities"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder and an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of 90 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the "Lock-Up Securities") or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities or any securities convertible into or exchangeable for Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise. This agreement shall not prohibit (1) exercise of options to acquire shares of Common Stock, (2) the disposition or sale of shares of Common Stock as necessary to pay the exercise price for "cashless" option exercises, (3) the disposition or sale of shares of Common Stock as necessary to fund taxes payable upon any such exercise or cashless exercise and (4) sales or dispositions of Common Stock to the Company.



                                       Very truly yours,

                                       Signature:
                                                 ------------------------------

                                       Print Name:
                                                  -----------------------------